INDEPENDENT AUDITORS' REPORT

  To the Board of Directors and Stockholders of CERBCO, Inc.

  We have audited the consolidated financial statements of CERBCO, Inc. and subsidiaries as of June 30, 1997 and 1996, and for each of the three years in the period ended June 30, 1997, and have issued our report thereon dated September 22, 1997; such financial statements and report are included in this Annual Report on Form 10-K. Our audits were conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The consolidating schedules as of, and for the year ended June 30,1997 are presented for the purpose of additional analysis of the basic consolidated financial statements rather than to present the financial position and results of operations of the individual companies, and are not a required part of the basic consolidated financial statements. These schedules are the responsibility of the Company's management. Such schedules have been subjected to the auditing procedures applied in our audits of the basic consolidated financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.


  /s/ DELOITTE & TOUCHE LLP
  DELOITTE & TOUCHE LLP
  Washington, D.C.
  September 22, 1997



                                  CERBCO, Inc.
           CONSOLIDATING SCHEDULE - STATEMENTS OF EARNINGS INFORMATION
                            YEAR ENDED JUNE 30, 1997

                                                      CERBCO, Inc.                   CERBCO, Inc.     Insituform East,
                                                      Consolidated    Eliminations  Unconsolidated    Incorporated
                                                      ------------    ------------  --------------    ----------------

Sales                                                 $ 26,541,542    $          0    $          0    $ 26,541,542
                                                      ------------    ------------    ------------    ------------

Costs and Expenses:
  Cost of sales                                         22,422,831               0               0      22,422,831
  Selling, general and administrative expenses           5,751,328               0         720,881       5,030,447
                                                      ------------    ------------    ------------    ------------
    Total Costs and Expenses                            28,174,159               0         720,881      27,453,278
                                                      ------------    ------------    ------------    ------------

Operating Loss                                          (1,632,617)              0        (720,881)       (911,736)
Investment Income                                          258,947               0         126,304         132,643
Interest Expense                                           (39,871)              0               0         (39,871)
Other Income - net                                         170,469               0          42,822         127,647
                                                      ------------    ------------    ------------    ------------
Loss Before Non-Owned Interests and
    Income Taxes                                        (1,243,072)              0        (551,755)       (691,317)

Non-Owned Interest in Pretax Earnings of
    MIDSOUTH Partners                                      196,329               0               0         196,329
                                                      ------------    ------------    ------------    ------------

Loss Before Non-Owned Interests in
    Insituform East and Income Taxes                    (1,439,401)              0        (551,755)       (887,646)

Credit for Income Taxes                                   (874,000)              0        (530,000)       (344,000)
                                                      ------------    ------------    ------------    ------------

Loss Before Non-Owned Interests in
    Insituform East                                       (565,401)              0         (21,755)       (543,646)

Non-Owned Interests in Loss of Insituform East            (366,005) (B)   (366,005)              0               0
                                                      ------------    ------------    ------------    ------------

Loss from Continuing Operations                           (199,396)       (366,005)        (21,755)       (543,646)

Discontinued Operations:
    Earnings from discontinued operations                2,166,894               0       2,166,894               0
    Gain on disposal - net                               8,201,812               0       8,201,812               0
                                                      ------------    ------------    ------------    ------------
                              NET EARNINGS (LOSS)   $   10,169,310 (D)$   (366,005)   $ 10,346,951    $   (543,646)
                                                      ============    ============    ============    ============



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
                                  CERBCO, Inc.
               CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
                                  JUNE 30, 1997

                                                   CERBCO, Inc.                  CERBCO, Inc.   Insituform East,
                                                   Consolidated   Eliminations   Unconsolidated   Incorporated
                                                   ------------   ------------   --------------  ----------------
                           ASSETS
Current Assets:
  Cash and cash equivalents                        $27,081,412      $          0    $ 25,009,560    $  2,071,852
   Accounts receivable                               6,691,313 (A)       (85,418)         94,604       6,682,127
  Inventories                                        1,538,017                 0               0       1,538,017
  Prepaid and refundable taxes                         813,872                 0          48,292         765,580
  Prepaid expenses and other                           251,572                 0               0         251,572
                                                   -----------      ------------   ------------    ------------

TOTAL CURRENT ASSETS                                36,376,186           (85,418)     25,152,456      11,309,148

Investment in and Advances to Subsidiaries:
  Investment in subsidiaries                                 0 (C)    (7,727,288)      7,727,288               0
  Intercompany receivables and payables                      0                 0           5,226          (5,226)

Property, Plant and Equipment - net of
  accumulated depreciation                          11,758,572                 0          88,511      11,670,061

Other Assets:
  Excess of acquisition cost over value of net
    assets acquired - net                            2,408,508 (C)     2,408,508               0               0
  Cash surrender value of life insurance               779,041                 0         779,041               0
  Deposits and other                                   148,837                 0          62,837          86,000
                                                  ------------      ------------    ------------    ------------
TOTAL ASSETS                                       $51,471,144    $   (5,404,198)   $33,815,359     $ 23,059,983
                                                  ============      ============    ============    ============

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities         $11,811,085 (A) $     (85,418)   $  8,261,764    $  3,634,739
  Current portion of capital lease obligations          28,508                 0               0          28,508
                                                  ------------      ------------    ------------    ------------

TOTAL CURRENT LIABILITIES                           11,839,593           (85,418)      8,261,764       3,663,247

Long-Term Liabilities:
  Capital lease obligations                            139,480                 0               0         139,480
  Deferred income taxes                              1,074,000                 0               0       1,074,000
  Accrued SERP liability                               440,950                 0         440,950               0
                                                  ------------     ------------    ------------    ------------
TOTAL LIABILITIES                                   13,494,023           (85,418)      8,702,714       4,876,727
                                                  ------------      ------------    ------------    ------------

Non-Owned Interests:                                13,042,117 (B)(C) 10,592,655              0       2,449,462
                                                  ------------      ------------   ------------    ------------

Stockholders' Equity:
  Common stock                                         118,060 (C)      (175,486)        118,060         175,486
  Class B stock                                         29,635 (C)       (11,904)         29,635          11,904
  Additional paid-in capital                         7,493,378 (C)    (4,000,424)      7,493,378       4,000,424
  Retained earnings                                 17,293,931 (C)(D)(12,913,234)     17,471,572      12,735,593
  Treasury stock                                             0 (C)     1,189,613               0      (1,189,613)
                                                  ------------    --------------    ------------    ------------
TOTAL STOCKHOLDERS' EQUITY                          24,935,004       (15,911,435)     25,112,645      15,733,794
                                                  ------------    --------------    ------------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $51,471,144   $    (5,404,198)   $ 33,815,359    $ 23,059,983
                                                  ============   ===============    ============    ============

                                  CERBCO, Inc.
                        CONSOLIDATING ELIMINATION ENTRIES
                                  JUNE 30, 1997




                              (A)
Accounts payable and accrued liabilities                                          $85,418
  Accounts receivable                                                                           $85,418
Toeliminate  dividend  receivable  from  Insituform  East to  CERBCO at June 30,
  1997.

                              (B)
Non-owned interests                                                              $366,005
  Non-owned interests in loss of subsidiary                                                    $366,005
To record non-owned interests in loss of subsidiary in 1997.

                              (C)
Common stock                                                                     $175,486
Class B stock                                                                      11,904
Additional paid-in capital                                                      4,000,424
Retained earnings                                                              13,279,239
Excess of acquisition cost over value of net assets acquired                    2,408,508
  Treasury stock                                                                            $1,189,613
  Non-owned interests                                                                       10,958,660
  Investment in subsidiary                                                                   7,727,288
To eliminate investments in consolidated subsidiary at June 30, 1997.

                              (D)
Current year earnings adjustments                                               $366,005
  Retained earnings                                                                          $366,005
To close out impact of eliminating entries on statement of earnings for 1997.